Exhibit 4.1

NUMBER

ORDINARY
SHARES

SHARES

ELBIT SYSTEMS LTD.

INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

THIS CERTIFICATE IS TRANSFERABLE IN THE U.S.A. OR ISRAEL (THE "CORPORATION").

CUSIP M3760D 10 1

SEE REVERSE FOR CERTAIN DEFINITIONS.

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NIS 1.0 EACH

of Elbit Systems Ltd. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Articles of Association and amendments thereto of the Corporation, to all of which the holder by the acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be issued under the facsimile seal of the Corporation.

ELBIT SYSTEMS LTD. CORPORATE SEAL 1996 ISRAEL

Dated:

BY:

PRESIDENT AND CHIEF EXECUTIVE OFFICER

SVP AND CORPORATE SECRETARY

COUNTERSIGNED AND REGISTERED:
EQUINITI TRUST COMPANY, LLC

TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN FINANCIAL PRINTING, INCORPORATED – MINNEAPOLIS

ELBIT SYSTEMS LTD. The Corporation will furnish without charge to each shareholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of the Corporation. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT – _________________________ Custodian ________________ TEN ENT – as tenants by the entireties (Cust) (Minor) JT TEN – as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors Act ________________________________________________ (State) Additional abbreviations may also be used though not in the above list. For value received, ______________________________________ hereby sell, assign and transfer unto Please print or typewrite name and address, including postal zip code, of assignee. Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises. Dated, _________________________ PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE. N O TIC E : The signature(s) to this assignment must correspond with the name(s) as written up on the face of the Certificate in every p articular, without alteration or enlargement, or any change whatever.